hhgregg, Inc.
AMENDED AND RESTATED BY-LAWS
Article I. - General.
1.1. Offices. The registered office of hhgregg, Inc. (the “Company”) shall be 251 East Ohio Street, Suite 500, Indianapolis, Indiana 46204. The Company may also have offices at such other places both within and without the State of Indiana as the Board of Directors may from time to time determine or the business of the Company may require.
1.2. Seal. The seal, if any, of the Company shall be in the form of a circle and shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Indiana.”
1.3. Fiscal Year. The fiscal year of the Company shall be the period from April 1 through March 31.
Article II. - Shareholders.
2.1. Place of Meetings. Each meeting of the shareholders shall be held upon notice as hereinafter provided, at such place, either within or without of the State of Indiana, as the board of directors of the Company (the “Board of Directors” or the “Board”) shall have determined and as shall be stated in such notice.
2.2. Annual Meeting. The annual meeting of the shareholders shall be held each year on such date and at such time as the Board of Directors may determine. At each annual meeting the shareholders entitled to vote shall elect such members of the Board of Directors (each a “Director”) as are standing for election, by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Company’s Articles of Incorporation, or these by-laws.
2.3. Quorum. At all meetings of the shareholders, the presence, in person or represented by proxy, of the holders of a majority of the stock issued and outstanding and entitled to vote, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, the Company’s Articles of Incorporation, or these by-laws. Whether or not there is such a quorum at any meeting, the chairman of the meeting or the shareholders entitled to vote thereat, present in person or by proxy, by a majority vote, may adjourn the meeting from time to time without notice other than announcement at the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted if the meeting had been held as originally called. The shareholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
2.4. Right to Vote; Proxies. Subject to the provisions of the Company’s Articles of Incorporation, each holder of a share or shares of capital stock of the Company having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by him. A shareholder may vote his or her shares either in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy (including authorizing the person to receive, or to waive, notice of any shareholders’ meeting within the effective period of such proxy) by executing a writing, transmitting or authorizing the transmission of an electronic submission or in any manner permitted by law. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for eleven (11) months unless a longer period is expressly provided in the appointment. The proxy’s authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment. Subject to the Indiana Business Corporation Law (the “IBCL”) and to any express limitation on the proxy’s authority contained in the writing or electronic submission, the Company is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.
2.5. Voting. At all meetings of shareholders, except as otherwise expressly provided for by statute, the Company’s Articles of Incorporation, or these by-laws, (i) in all matters other than the election of Directors, the action on such matter shall be approved by the Company’s shareholders if the votes properly cast in favor of the action exceed the votes properly cast opposing the action and (ii) Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.
2.6. Notice of Meetings. A written notice, stating the date, time, and place of any meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered, mailed or sent by electronic transmission by the Secretary of the Company, to each shareholder of record of the Company entitled to notice of or to vote at such meeting no fewer than ten (10) nor more than sixty (60) days before the date of the meeting.  Notice of shareholders’ meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his or her address shown in the Company’s current record of shareholders.

Notice of a meeting of shareholders shall be given to shareholders not entitled to vote, but only if a purpose for the meeting is to vote on any amendment to the Company’s Articles of Incorporation, merger, or share exchange to which the Company would be a party, sale of the Company’s assets, dissolution of the Company, or consideration of voting rights to be accorded to shares acquired or to be acquired in a “control share acquisition” (as such term is defined in the IBCL). Except as required by the foregoing sentence or as otherwise required by the IBCL or the Company’s Articles of Incorporation, notice of a meeting of shareholders is required to be given only to shareholders entitled to vote at the meeting.

A shareholder or his proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Company for inclusion in the minutes or filing with the Company’s records.  A shareholder’s attendance at a meeting, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter when it is presented.  Each shareholder who has, in the manner above provided, waived notice or objection to notice of a shareholders’ meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.
2.7. Shareholders’ List. A complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order and showing the address of each shareholder, and the number of shares registered in the name of each shareholder, shall be prepared by the Secretary at least five business days before such meeting. Such list shall be provided and kept available at the times and places required by law.
2.8. Special Meetings. Subject to the rights of the holders of any class or series of preferred stock, special meetings of the shareholders for any purpose or purposes, unless otherwise provided by statute, may be called only by the Chairman of the Board of Directors, a majority of the Board of Directors, the Chief Executive Officer, the President or the holders of a majority of the outstanding common stock. Only such business as is specified in the notice of any special meeting of the shareholders shall come before the meeting.
2.9. Inspectors. One or more inspectors shall be appointed by the Board of Directors in advance of any meeting of the shareholders to act at the meeting and make a written report thereof. If no inspector or alternate is able to act at a meeting of the shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at such meeting. Before discharging his duties as an inspector, each inspector shall take and sign an oath to execute his duties with strict impartiality and to the best of his ability. At the meeting for which the inspector or inspectors are appointed, he or they shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify the determination of the shares represented and the count of all votes and ballots.
2.10. Shareholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents, in one or more counterparts, describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Company for inclusion in the minutes or filing with the corporate records reflecting the action taken. Action taken under this Section 2.10 is effective when the last shareholder signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Executed consents returned to the Company by facsimile or electronic transmission may be relied upon as, and shall have the same effect as, originals of such consents. A consent signed under this Section 2.10 shall have the same effect as a unanimous vote of all shareholders and may be described as such in any document.
2.11. Business of Shareholder Meetings. At each annual meeting, the shareholders shall elect the Directors and shall conduct only such other business as shall have been properly brought before the meeting. To be properly brought before an annual meeting, all business, including nominations of candidates for and the election of Directors, must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Company who (i) was a shareholder of record at the time of giving the notice provided for in this Section 2.11 or in Section 2.12 of these By-Laws, as applicable, (ii) is entitled to vote at the meeting, and (iii) complied with the notice procedures set forth in this Section 2.11 or in Section 2.12 of these By-Laws, as applicable.

For business other than nominations of candidates for and the election of Directors to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of the preceding paragraph, the shareholder must have given timely notice thereof in writing to the Secretary of the Company at the principal executive office of the Company. To be timely, a shareholder’s notice shall be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.
Such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and any Shareholder Associated Person (as defined below) covered by clause (b)(iii) below or on whose behalf the proposal is made; (b) as to the shareholder giving the notice and any Shareholder Associated Person covered by clause (b)(iii) below or on whose behalf the proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and the name and address of any Shareholder Associated Person, (ii) the class and number of shares of the Company which are owned beneficially or of record by such shareholder and by any Shareholder Associated Person as of the date such notice is given, (iii) any derivative positions held or beneficially held by the shareholder and by any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the Company’s securities, and (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to propose such business; (c) in the event that such business includes a proposal to amend either the Articles of Incorporation or the By-Laws of the Company, the language of the proposed amendment; and (d) if the shareholder intends to solicit proxies in support of such shareholder’s proposal, a representation to that effect.
Notwithstanding anything in these By-Laws to the contrary and not including nominations of candidates for and the election of Directors, which are governed by Section 2.12 of these By-Laws, no business shall be conducted at any annual meeting except in accordance with this Section 2.11, and the Chairman of the Board or other person presiding at an annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder’s proposal without such shareholder having made the representation required by clause (d) of the preceding paragraph of this Section 2.11. If a shareholder does not appear or send a qualified representative to present his or her proposal at such annual meeting, the Company need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Company.

For the purposes of this Section 2.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). “Shareholder Associated Person” of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.
Notwithstanding the foregoing provisions of this Section 2.11, a shareholder seeking to include a proposal in a proxy statement that has been prepared by the Company to solicit proxies for an annual meeting shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.
In no event shall the adjournment of a meeting commence a new time period for the giving of a shareholder’s notice as described above.
2.12. Notice of Shareholder Nominations. Nominations of persons for election as Directors may be made by the Board of Directors or by any shareholder who is a shareholder of record at the time of giving the notice of nomination provided for in this Section 2.12 and who is entitled to vote in the election of Directors. Any shareholder of record entitled to vote in the election of Directors at a meeting may nominate a person or persons for election as Directors only if timely written notice of such shareholder’s intent to make such nomination is given to the Secretary of the Company at the principal executive office of the Company in accordance with the procedures for bringing nominations before an annual meeting set forth in this Section 2.12. To be timely, a shareholder’s notice shall be delivered (a) with respect to an election to be held at an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Section 2.11 of these By-Laws) is first made of the date of such meeting, and (b) with respect to an election to be held at a special meeting of shareholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.
Such shareholder’s notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination as they appear on the Company’s books, the person or persons to be nominated and the name and address of any Shareholder Associated Person (as defined in Section 2.11 of these By-Laws) covered by clause (c) below or on whose behalf the nomination is made; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting in such election and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) (i) the class and number of shares of the Company which are owned beneficially or of record by such shareholder and by any Shareholder Associated Person as of the date such notice is given and (ii) any derivative positions held or beneficially held by the shareholder and by any Shareholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person as of the date such notice is given securities, (d) a description of all arrangements or understandings between or among the shareholder, any Shareholder Associated Person, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee proposed by such shareholder as would have been required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder; (f) the consent of each nominee to serve as a Director if so elected; and (g) if the shareholder intends to solicit proxies in support of such shareholder’s nominee(s), a representation to that effect. The Company may require any person or persons to be nominated to furnish such other information as it may reasonably require to determine the eligibility of such person or persons to serve as a Director of the Company.
The chairman of any meeting of shareholders to elect Directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the shareholder solicits proxies in support of such shareholder’s nominee(s) without such shareholder having made the representation required by clause (g) of the preceding paragraph. If a shareholder does not appear or send a qualified representative to present his or her nomination at such meeting, the Company need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such nomination may have been received by the Company.
Notwithstanding anything in this Section 2.12 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement naming all of the nominees for Directors or specifying the size of the increased Board of Directors made by the Company at least 90 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the close of business on the 10th day following the day on which such public announcement is first made of the date of such meeting.

Article III. - Directors.
3.1. Number of Directors.
(a) Except as otherwise provided by law, the Company’s Articles of Incorporation, or these by-laws, the property and business of the Company shall be managed by or under the direction of the Board of Directors. Directors need not be shareholders, residents of Indiana, or citizens of the United States. The use of the phrase “whole Board” herein refers to the total number of Directors which the Company would have if there were no vacancies.
(b) The number of Directors constituting the full Board of Directors shall be as determined by the Board of Directors from time to time, with a minimum of six and a maximum of twelve Directors. Members of the Board of Directors shall hold office until the annual meeting of shareholders at which their respective successors are elected and qualified or until their earlier death, incapacity, resignation, or removal. Except as the IBCL or the Company’s Articles of Incorporation may otherwise require, in the interim between annual meetings of shareholders or special meetings of shareholders called for the election of Directors and/or for the removal of one or more Directors and for the filling of any vacancy in that connection, any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may only be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director.
The provisions of Section 23-1-33-6(c) of the IBCL shall not apply to the Company.
(c) If the office of any Director becomes vacant by reason of death, resignation, disqualification, removal, failure to elect, or otherwise, the remaining Directors, although more or less than a quorum, by a majority vote of such remaining Directors may elect a successor or successors who shall hold office for the unexpired term.
3.2. Resignation. Any Director of the Company may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer, or the Secretary of the Company. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
3.3. Removal. Except as may otherwise be provided by the IBCL or the Company’s Articles of Incorporation, any Director or the entire Board of Directors may be removed with or without cause only by the vote of the holders of a majority of the shares of the Company’s stock entitled to vote for the election of Directors.
3.4. Place of Meetings and Books. The Board of Directors may hold their meetings and keep the books of the Company within or without the State of Indiana, at such places as they may from time to time determine.
3.5. General Powers. In addition to the powers and authority expressly conferred upon them by these by-laws, the Board may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Company’s Articles of Incorporation or by these by-laws directed or required to be exercised or done by the shareholders.
3.6. Executive Committee.  The Board of Directors may appoint three (3) members to an Executive Committee.  The Executive Committee shall, subject to the restrictions of Section 3.11, be authorized to exercise the authority of the full Board of Directors at any times other than during regular or special meetings of the Board of Directors.  All actions taken by the Executive Committee shall be reported at the first regular meeting of the Board of Directors following such actions.  Members of the Executive Committee shall serve at the pleasure of the Board of Directors.

3.7. Compensation Committee. The Board of Directors may appoint two (2) or more members to a Compensation Committee.  The duties of the Compensation Committee shall be to (a) consider and recommend to the Board of Directors and management the overall compensation programs of the Company; (b) review and approve the compensation payable to the senior management personnel of the Company; (c) review and monitor the executive development efforts of the Company to assure development of a pool of management and executive personnel adequate for orderly management succession; (d) review significant changes in employee benefit plans and stock related plans; and (e) administer the Company’s stock option plans.

3.8. Audit Committee. The Board of Directors may appoint two (2) or more members to an Audit Committee.  The duties of the Audit Committee shall be to (a) recommend to the Board of Directors the selection of and engagement arrangements for the independent public accountants and auditors for each fiscal year; (b) recommend to the Board of Directors as to the advisability of having the independent public accountants and auditors make specified studies and reports regarding auditing matters, accounting procedures, tax or other matters; (c) review the results of the audit for each fiscal year; (d) review such accounting policies of the Company as appropriate; (e) review the coordination between the independent public accountants and auditors and the Company’s chief accounting officer; (f) review the scope and procedures of the Company’s internal audit work and the quality and composition of the Company’s internal audit staff; and (g) review all related party transactions.

3.9. Nominating and Corporate Governance Committee. The Board of Directors may appoint two (2) or more members to a Nominating and Corporate Governance Committee. The duties of the Nominating and Corporate Governance Committee shall be to (a) identify qualified individuals to become members of the Board and recommend to the Board proposed Director nominees; (b) recommend to the Board appropriate Directors to serve on each committee of the Board of Directors; and (c) assess the Board’s effectiveness and develop and implement the Company’s corporate governance guidelines.

3.10 Other Committees. The Board of Directors may create one (1) or more committees in addition to any Executive Committee, Compensation Committee, Audit Committee or Nominating and Corporate Governance Committee and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. The committee may exercise the authority of the Board of Directors to the extent specified in the resolution.  Each committee may have one (1) or more members, and all the members of such committee shall serve at the pleasure of the Board of Directors.

3.11 Limitations on Committees; Notice, Quorum and Voting.

(a)  Neither the Executive Committee, Compensation Committee, Audit Committee or Nominating and Corporate Governance Committee nor any other committee hereafter established may:

(1)
authorize dividends or other distributions, except a committee may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method prescribed by the Board of Directors;

(2)	approve or propose to shareholders action that is required to be approved by shareholders;

(3)	fill vacancies on the Board of Directors or on any of its committees;

(4)	except as permitted under Section 3.11(a)(7) below, amend the Company’s Articles of Incorporation under IC 23-1-38-2;

(5)	adopt, amend, repeal, or waive provisions of these By-Laws;

(6)	approve a plan of merger not requiring shareholder approval; or

(7)
authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board of Directors may authorize a committee (or an executive officer of the Company designated by the Board of Directors) to take the action described in this Section 3.11(a)(7) within limits prescribed by the Board of Directors.

(b)  Except to the extent inconsistent with the resolutions creating a committee, Sections 3.4 and 3.12 through 3.17 of these By-Laws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and participation in meetings of the Board of Directors other than in person, apply to each committee and its members as well.
3.12. Compensation of Directors. The Board of Directors shall have the power to fix the compensation of Directors and members of committees of the Board. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
3.13. Regular Meetings. No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the Directors thereat. Notice need not be given to any Director who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need be specified in any written waiver of notice.
3.14. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, if any, or the Chief Executive Officer, on two (2) days’ notice to each Director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the Directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more Directors.
3.15. Quorum. At all meetings of the Board of Directors, a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Company’s Articles of Incorporation, or by these by-laws. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting that shall be so adjourned.
3.16. Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.
3.17. Action by Consent. Unless otherwise restricted by the Company’s Articles of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed, including by any manual, facsimile or conformed signature or an electronic signature, by all members of the Board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the Board or committee.
Article IV. - Officers.
4.1. Selection; Statutory Officers. The officers of the Company shall be chosen by the Board of Directors. There shall be a Chief Executive Officer, President, a Secretary, and a Chief Financial Officer, and there may be a Chairman of the Board of Directors, one or more Vice Chairmen, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Chief Financial Officers as the Board of Directors may elect. Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person simultaneously.
4.2. Time of Election. The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of shareholders. None of said officers need be a Director.
4.3. Additional Officers. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
4.4. Terms of Office. Each officer of the Company shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.
4.5. Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the Company. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.
4.6. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and Directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.
4.7. Vice-Chairmen. The Vice-Chairmen shall perform such of the duties of the Chairman of the Board on behalf of the Company as may be respectively assigned to them from time to time by the Board of Directors or by the Chairman of the Board.
4.8 Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board, shall have general charge and supervision and authority over the business and affairs of the Company, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Board. If and so long as, the Chief Executive Officer shall be a duly elected and incumbent member of the Board, the Chief Executive Officer may be designated as Chairman and shall preside at all Shareholder Meetings and, if designated as Chairman or if no other Director is designated as Chairman, at Board Meetings.
4.9 President. The President shall be subject to the control of the Chief Executive Officer and the Board, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Chief Executive Officer or the Board. In the case of the absence or disability of the Chief Executive Officer, the President shall fulfill the duties of the Chief Executive Officer.
4.10 Chief Operating Officer. The Chief Operating Officer shall be subject to the control of the Chief Executive Officer and the Board, and shall have general charge of and supervision and authority over the operations of the Company, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Chief Executive Officer or the Board.
4.11 Vice-Presidents. The Vice-Presidents shall perform such of the duties of the President on behalf of the Company as may be respectively assigned to them from time to time by the Board of Directors or by the President. The Board of Directors may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the President to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board of Directors.
4.12 Chief Financial Officer. The Chief Financial Officer shall have the care and custody of all the funds and securities of the Company that may come into his hands as Chief Financial Officer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Company. He may sign all receipts and vouchers for the payments made to the Company. He shall render an account of his transactions to the Board of Directors as often as the Board or the committee shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Company. He shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Board of Directors. He shall when requested, pursuant to vote of the Board of Directors, give a bond to the Company conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Company.
4.13 Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the shareholders; he shall attend to the giving and serving of all notices of the Company. Except as otherwise ordered by the Board of Directors, he shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix the seal of the Company thereto and to all certificates of shares of capital stock of the Company. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.
4.14 Assistant Secretary. The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Secretaries of the Company. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Chief Financial Officer or the Secretary may designate.
4.15 Assistant Chief Financial Officer. The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Chief Financial Officers of the Company. Any Assistant Chief Financial Officer upon his appointment shall perform such of the duties of the Chief Financial Officer, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Chief Financial Officer or the Secretary may designate.
4.16 Subordinate Officers. The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.
Article V. - Stock.
5.1. The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Company shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Company. Certificates for shares of the Company shall be signed by the Chief Executive Officer or the President and by the Secretary or an Assistant Secretary and the seal of the Company (or a facsimile thereof), if any, may be thereto affixed. Where any such certificate is also signed by a transfer agent or a registrar, or both, the signatures of the officers of the Company may be facsimiles. The Company may issue and deliver any such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer.
Each certificate issued after the adoption of these By-Laws shall state on its face the name of the Company and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Company will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).
5.2. Fractional Share Interests. The Company may, but shall not be required to, issue fractions of a share. If the Company does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form that shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.
5.3. Transfers of Stock. Subject to any transfer restrictions then in force, the shares of stock of the Company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the Directors may designate by whom they shall be canceled and new certificates shall thereupon be issued. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Indiana.
5.4. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, that shall not be more than seventy (70) before the date of such meeting, nor more than seventy (70) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the fiftieth (50th) day immediately preceding the date of such meeting. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and must fix a new record date if the adjourned meeting is not within 120 days of the date fixed for the original meeting.
5.5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.
5.6. Dividends. Dividends upon the capital stock of the Company, subject to the provisions of the Company’s Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Company’s Articles of Incorporation and the laws of Indiana.
5.7. Lost, Stolen, or Destroyed Certificates. No certificates for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft, or destruction and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.
5.8. Inspection of Books. The shareholders of the Company, by a majority vote at any meeting of shareholders duly called, or in case the shareholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Company (other than the stock ledger) or any of them, shall be open to inspection of shareholders; and no shareholder shall have any right to inspect any account or book or document of the Company except as conferred by statute or authorized by the Board of Directors or by a resolution of the shareholders.
Article VI. - Miscellaneous Management Provisions.
6.1. Checks, Drafts, and Notes. All checks, drafts, or orders for the payment of money, and all notes and acceptances of the Company shall be signed by such officer or officers, or such agent or agents, as the Board of Directors may designate.
6.2. Notices.
(a) Notices to Directors may, and notices to shareholders shall, be in writing and delivered personally or mailed or sent by electronic transmission to the Directors or shareholders at their addresses appearing on the books of the Company. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given orally, by telephone or in person.
(b) Whenever any notice is required to be given under the provisions of any applicable statute or of the Company’s Articles of Incorporation or of these by-laws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
6.3. Conflict of Interest. No contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee that authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to the Director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee and the Board or such committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to the Director’s of officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders of the Company entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such shareholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.
6.4. Voting of Securities owned by the Company.
Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by the Company may be voted in person at any meeting of security holders of such other corporation by the Chief Executive Officer of the Company if he is present at such meeting, or in his absence by the Chief Financial Officer of the Company if he is present at such meeting, and (ii) whenever, in the judgment of the Chief Executive Officer, it is desirable for the Company to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Company, such proxy or consent shall be executed in the name of the Company by the Chief Executive Officer, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the Chief Executive Officer is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Chief Financial Officer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Company shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Company the same as such shares or other securities might be voted by the Company.
Article VII - Indemnification
7.1. To the extent not inconsistent with applicable law, every Eligible Person shall be indemnified by the Company against all Liability and reasonable Expense that may be incurred by him in connection with or resulting from any Claim, (a) if such Eligible Person is Wholly Successful with respect to the Claim, or (b) if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 7.6 or Section 7.7, to have acted in good faith, in what he reasonably believed to be the best interests of the Company or at least not opposed to its best interests and, in addition, with respect to any criminal claim is determined to have had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (b) of this Section 7.1. The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Company or at least not opposed to its best interests if the Eligible Person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan.
7.2    The term “Claim” as used in this Article VII shall include every pending, threatened, or completed claim, action, suit, or proceeding and all appeals thereof (whether brought by or in the right of this Company or any other corporation or otherwise), civil, criminal, administrative, or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise (a) by reason of his being or having been an Eligible Person, or (b) by reason of any action taken or not taken by him in his capacity as an Eligible Person, whether or not he continued in such capacity at the time such Liability or Expense shall have been incurred.
7.3.    The term “Eligible Person” as used in this Article VII shall mean every person (and the estate, heirs, and personal representatives of such person) who is or was a Director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a Director, officer, employee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the Company if his duties to the Company also imposed duties on, or otherwise involved services by, him to the plan or to participants in or beneficiaries of the plan.
7.4    The terms “Liability” and “Expense” as used in this Article VII shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of an Eligible Person.
7.5. The term “Wholly Successful” as used in this Article VII shall mean (a) termination of any claim against the Eligible Person in question without any finding of liability or guilt against him, (b) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (c) the expiration of a reasonable period of time after the making or threatened making of any Claim without the institution of the same, without any payment or promise made to induce a settlement.
7.6. Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification (a) if special independent legal counsel, which may be regular counsel of the Company, or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called the “Referee”), shall deliver to the Company a written finding that such Eligible Person has met the standards of conduct set forth in Section 7.1(b) of this Article VII, and (b) if the Board of Directors, acting upon such written finding, so determines. The Board of Directors shall, if an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, also determine the reasonableness of the Eligible Person’s Expenses. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which the Eligible Person relies for indemnification. The Company shall, at the request of the Referee, make available facts, opinions, or other evidence in any way relevant to the Referee’s findings that are within the possession or control of the Company.
7.7. If an Eligible Person claiming indemnification pursuant to Section 7.6 is found not to be entitled thereto, or if the Board of Directors fails to select a Referee under Section 7.6 within a reasonable amount of time following a written request of an Eligible Person for the selection of a Referee, or if the Referee or the Board of Directors fails to make a determination under Section 7.6 within a reasonable amount of time following the selection of a Referee, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Company and giving the Company ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Company deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in Section 7.1(b) of this Article VII. If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person’s Expenses.
7.8. The rights of indemnification provided in this Article VII shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of this Article VII, the Board of Directors may, at any time and from time to time, (a) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (b) authorize the Company to purchase and maintain insurance on behalf of any Eligible Person against any Liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability.
7.9. Expenses incurred by an Eligible Person with respect to any Claim may be advanced by the Company (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount unless he is determined to be entitled to indemnification.
7.10. The provisions of this Article VII shall be deemed to be a contract between the Company and each Eligible Person, and an Eligible Person’s rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment, or modification of Article VII that occurs subsequent to such person becoming an Eligible Person.
7.11. The provisions of this Article VII shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.
Article VIII. – Miscellaneous Provisions.
8.1. Amendments. These By-Laws may be rescinded, changed, or amended, and provisions hereof may be waived, at any meeting of the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, except as otherwise required by the Company’s Articles of Incorporation or by the IBCL.
8.2. Election to be governed by Chapter 23-1-43 of the IBCL. Effective upon the registration of any class of the Company’s shares under Section 12 of the Exchange Act, the Company shall be governed by the provisions of Chapter 23-1-43 of the IBCL regarding business combinations.
8.3 Control Share Acquisition Statute. The provisions of Chapter 23-1-42 of the IBCL shall not apply to the acquisition of shares of the Company.

1
US.96530397.01